EXHIBIT 10.3


                        [OPTICAL CABLE CORPORATION LOGO]


                            OPTICAL CABLE CORPORATION
                              EMPLOYMENT AGREEMENT

This agreement made effective November 1, 1998 by and between Optical Cable Corporation, having a place of business at 5290 Concourse Drive, Roanoke, Virginia (hereinafter referred to as OCC), and Robert Kopstein, (hereinafter referred to as Kopstein).

WHEREAS, OCC desires to employ Kopstein and Kopstein desires to accept such employment upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, OCC employs Kopstein and Kopstein accepts employment upon the following terms and conditions:

1. EMPLOYMENT AND DUTIES: Kopstein is employed as President & Chief Executive Officer of OCC. Kopstein hereby agrees to abide by the terms and conditions of this Agreement.

2. TERM: The term of this Agreement shall begin on November 1, 1998 and shall terminate on the 31st day of October, 1999.

3.   STARTING DATE: This Agreement becomes effective November 1, 1998.

4. COMPENSATION: For all services rendered by Kopstein, OCC shall pay Kopstein a salary, payable monthly, equal to 1.0% of the previous fiscal year net sales and in order to stimulate the growth of OCC, OCC shall pay Kopstein a sales commission equal to 1.0% of the positive difference between the current fiscal year net sales and the prior year net sales. Said sales commission shall be paid monthly and paid within 15 days after the end of the month. Said sales commission shall be based on the difference in net sales between the period of employment in the current fiscal year and the corresponding period of the previous fiscal year.

5. PATENT RIGHTS: Kopstein's interest in any and all inventions or improvements made or conceived by him, or which he may make or conceive at any time after the commencement of and until the termination of his employment by OCC, either individually or jointly with others, shall be the exclusive property of OCC, its successors, assignees or nominees. He will make full and prompt disclosure in writing to an officer or official of OCC, or to anyone designated for that purpose by OCC, of all inventions or improvements made or conceived by him during the term of his employment. At the request and expense of OCC, and without further compensation to him, Kopstein will, for all inventions or improvements which may be patentable, do all lawful acts and execute and acknowledge any and all letters and/or patents in the United States of America and foreign countries for any such inventions and improvements, and for vesting in OCC the entire right, title and interest thereto. As used in this Agreement, (inventions or improvements) means discoveries, concepts, and ideas, whether patentable or not, relating to any present or prospective activities of OCC, including, but not limited to, devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

6. CONFIDENTIALLY; DISCLOSURE OF INFORMATION: Since the work for which Kopstein is employed and upon which he shall be engaged, will include trade secrets and confidential

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Shipping Address:      Phone No. (540) 265-0690           Mailing Address:
5290 Concourse Drive   FAX      (540) 265-0724            P.O. Box 11967
Roanoke, VA  24019     Sales Dept. 1-800-622-7711         Roanoke, VA 24022-1967
USA                    Internet  http://www.occfiber.com  USA


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     information  of OCC or its  customers,  Kopstein  shall  receive such trade secrets and confidential information in confidence and shall not, except as required in the conduct of OCC's business, publish or disclose, or make use of or authorize anyone else to publish, disclose, or make use of any such secrets or information unless and until such secrets or information shall have ceased to be secret or confidential as evidenced by public knowledge. This prohibition as to publication and disclosures shall not restrict him in the exercise of his technical skill, provided that the exercise of such skill does not involve the disclosure to others not authorized to receive secret or confidential information of OCC or its customers. As used in this Agreement, (trade secrets and confidential information) means any formula, pattern device or compilation of information used in the business of OCC or its customers which gives OCC or its customers an opportunity to obtain advantage over competitors who do not know or use such information; the term includes, but is not limited to, devices and processes, whether patentable or not, compilations of information such as customer lists, business and marketing plans, and pricing information where much of the information involved is generally known or available but where the compilation, organization or use of the information is not generally known and is of significance to the business of OCC or its customers. The provisions of this paragraph 6 shall apply throughout the period of Kopstein's employment with OCC and for twelve (12) successive months immediately following termination of that employment by either party for any reason.

7. NON-COMPETE: Kopstein covenants and agrees that during the term of his employment with OCC (as employee, consultant or otherwise) and for the twelve (12) consecutive months immediately following termination of his employment by either party for any reason (i) he will not own or have an ownership interest in, or render services to, or work for any business which competes with OCC or is engaged in the same or similar business conducted by OCC during the period of Kopstein's employment with OCC, or such business OCC wishes to conduct within three (3) months following termination of his employment; and (ii) he will not call on, solicit or deal with any customers or prospective customers of OCC learned about or developed during Kopstein's employment with OCC. This Agreement shall apply to Kopstein as an individual for his own account, as a partner or joint venturer, as an employee, agent salesman or consultant for any person or entity, as an officer, director or shareholder.

8. RETURN OF OCC PROPERTY: Immediately upon the termination of his employment with OCC, Kopstein will turn over to OCC all notes, memoranda, notebooks, drawings, records, documents, and all computer program source listings, object files, and executable images obtained from OCC or developed or modified by him as part of his work for OCC which are in his possession or under his control, whether prepared by him or others, relating to any work done for OCC or relating in any way to the business of OCC or its customers, it being acknowledged that all such items are the sole property of OCC.

9. BENEFITS: Kopstein shall be entitled to such vacation and benefits as OCC may from time to time establish for employees of similar positions, responsibilities and seniority.

10. BINDING ON OTHER PARTIES: This Agreement shall be binding upon and inure to the benefit of Kopstein, his heirs, executors and administrators, and shall be binding upon and inure to the benefit of OCC and its successors and assigns.

11. ENFORCEMENT AND REMEDIES: This Agreement shall be enforced and construed in accordance with the laws of the Commonwealth of Virginia.

     Each party acknowledges that in the event of a breach or threatened breach of the confidentiality or non-compete provisions set out in paragraphs 6 and 7 of the Agreement, damages at law will be inadequate and injunctive relief is appropriate in addition to whatever damages may be


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     recoverable.  Kopstein  agrees  to  pay  the  costs,  including  reasonable attorneys fees, incurred by OCC in enforcing the provisions of paragraphs 6 and 7.Each and all of the several rights and remedies contained in or arising by reason of this Agreement shall be construed as cumulative and no one of them shall be exclusive of any other or of any right or priority allowed by law or equity. Nothing in this Agreement is intended to be in derogation of the rights of either party under or pursuant to any federal or state statute.

12. NOTICES: Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by U.S. Mail to his last known residence in the case of Kopstein or to its principal office in the case of OCC.

13. SEVERABILITY AND LIMITED ENFORCEABILITY: It is understood and agreed that, should any portion of any clause or paragraph of this Agreement be deemed too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereby consent and agree that such scope may be modified accordingly in a proceeding brought to enforce such restriction. Further, it is agreed that, should any provision in the Agreement be entirely unenforceable, the remaining provisions of this Agreement shall not be affected.

14. ASSIGNMENT: This Agreement and the rights and obligations hereunder shall be deemed unique and personal to Kopstein and Kopstein may not transfer, pledge, encumber, assign, anticipate, or alienate all or any part of this Agreement.

15. PRIOR AGREEMENTS; MODIFICATION: No modifications or waiver of this Agreement, or of any provision thereof, shall be valid or binding, unless in writing and executed by both of three parties hereto (with a person other than Kopstein acting on behalf of OCC). No waiver by either party of any breach of any term or provision of this Agreement shall be construed as a waiver of any succeeding breach of the same or any other term or provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

/s/ Deborah R. Griffith                           /s/ Robert Kopstein
----------------------------                      ----------------------------
WITNESS                                           Robert Kopstein

                                                   Optical Cable Corporation

                                                   By: /s/ Kenneth W. Harber
                                                      --------------------------
                                                       Kenneth W. Harber
                                                       Vice President of Finance


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